Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - March 2009

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	15.07%	15.06%
Less: Coupon	0.82%	0.91%
Servicing Fee	1.50%	1.50%
Net Credit Losses	7.09%	7.09%
Excess Spread :
March-09	5.66%	5.56%
February-09	5.39%	5.29%
January-09	5.10%	5.00%
Three Month Average Excess Spread	5.38%	5.28%

Delinquency:
30 to 59 Days	1.34%	1.34%
60 to 89 Days	1.02%	1.02%
90+ Days	2.55%	2.55%
Total	4.91%	4.91%
Principal Payment Rate	16.05%	16.05%